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                                                                    EXHIBIT 10.6

                                                                  CONFORMED COPY


           STOCK PURCHASE WARRANT dated as of April 30, 1998, by and between CDRJ Investments (Lux) S.A., a Luxembourg societe anonyme (the "Company") and
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CDRJ Acquisition Corporation, a Delaware corporation to be renamed Jafra
Cosmetics International, Inc.("JCI").
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                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, JCI is an indirect wholly-owned subsidiary of the Company;

          WHEREAS, the Board of Directors of the Company (the "Board"), in
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consultation with the Board of Directors of JCI (the "JCI Board"), has
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determined that it is in the best interest of the Company and its shareholders for JCI to grant options to purchase from JCI an aggregate of up to 88,000 shares of the Company's Class A voting shares, par value $2.00 per share (the "Common Stock"), to select members of the management of the Company or its
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Subsidiaries (as defined herein) in order to motivate and align the interests of such individuals with those of the Company's shareholders, and in connection therewith, the JCI Board has established the Jafra Cosmetics International, Inc. Stock Incentive Plan (the "Plan"); and
                           ----

          WHEREAS, to enable JCI to obtain the shares of Common Stock to be delivered pursuant to options granted under the Plan, the Company and JCI desire to enter into this warrant agreement (the "Warrant" or the "Agreement")
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pursuant to which JCI may purchase an aggregate of 88,000 shares of Common Stock from the Company;

          NOW, THEREFORE, to implement the foregoing and in consideration of the mutual promises, covenants and agreements contained herein, the parties hereto hereby agree as follows:

          1.  Exercise of Warrant.  (a)  This Warrant may be exercised by JCI,
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in whole or in part, during normal
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business hours on any Business Day, by delivery to the Company of a written form of subscription acceptable to the Company duly executed by such Holder, delivered to the Company at its principal office, accompanied by payment, in cash or readily available funds payable to the order of the Company, in the amount (such amount referred to herein as the "Exercise Price") equal to (i) the
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product of (A) the number of shares of Common Stock to be purchased as specified
            -
in such written form of subscription (the "Exercise Shares") and (B) the
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Purchase Price (as defined herein), plus any capital or other similar tax
                                    ----
imposed in connection with the issuance of the Exercise Shares, and the Company shall deliver to JCI a certificate or certificates representing the Exercise Shares bearing such legends as the Company shall determine appropriate. Subject to Section 2, the cumulative maximum aggregate number of shares of Common Stock that may be purchased by JCI pursuant to this Warrant is 104,020 shares.

          (b) As used herein, the following terms shall have the following meanings:

          "Applicable Share Valuation" shall mean the annual valuation of the
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     Common Stock performed as of the last day of the last Fiscal Year ending prior to the determination date by an independent valuation firm chosen by the Board, except that, in the case of a determination date occurring during the fourth fiscal quarter of any Fiscal Year beginning with the fourth quarter of the 1998 Fiscal Year, the term "Applicable Share Valuation" shall mean the annual valuation of the Common Stock performed as of the last day of such fourth fiscal quarter by an independent valuation firm chosen by the Board. Such annual valuations shall be performed as promptly as practicable following the end of each Fiscal Year, beginning with the 1998 Fiscal Year.

          "Business Day" shall mean any day other than a Saturday or a Sunday or
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     a day on which commercial

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     banking institutions in The City of New York are authorized by law to be closed.

          "Purchase Price" shall mean, as of any date of determination, the fair
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     market value on such date of a share of Common Stock as determined in good faith by the Board. In making a determination of fair market value, the Board shall give due consideration to such factors as it deems appropriate, including, without limitation, the earnings and certain other financial and operating information of the Company and its subsidiaries in recent periods, the potential value of the Company and its subsidiaries as a whole, the future prospects of the Company and its subsidiaries and the industries in which they compete, the history and management of the Company and its subsidiaries, the general condition of the securities markets, the fair market value of securities of companies engaged in businesses similar to those of the Company and its subsidiaries and the Applicable Share Valuation. The determination of fair market value will not give effect to any restrictions on transfer of the shares of Common Stock or the fact that such Common Stock would represent a minority interest in the Company. Notwithstanding the foregoing, following a Public Offering, fair market value shall mean the average of the high and low trading prices for a share of Common Stock on the primary national exchange (including Nasdaq) on which the Common Stock is then traded on the trading day immediately preceding the date as of which such fair market value is determined.

          "Fiscal Year" shall mean a fiscal year of the Company ending December
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     31.

          "Public Offering" shall mean the first day as of which sales of Common
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     Stock are made to the public in the United States pursuant to an underwritten public offering of the Common Stock led by one or more underwriters at least one of which is an underwriter of nationally recognized standing.

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          2.  Adjustment of Number of Shares of Common Stock. The number and
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class of shares shall be adjusted by the Board to reflect any Common Stock dividend, stock split or share combination or any recapitalization, merger, consolidation, exchange of shares, liquidation, dissolution or reorganization of the Company if and to the extent such an adjustment is called for under the Plan.

          3.  Restrictions on Transfer. This Warrant may not be transferred or
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assigned except with the prior written consent of the Company.

          4.  Reservation of Stock, etc.  The Company shall at all times reserve
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and keep available, solely for issuance and delivery upon exercise of the
Warrant, the number of shares of Common Stock from time to time issuable upon exercise of the Warrant at the time outstanding. All shares of Common Stock shall be duly authorized and, when issued upon such exercise and upon receipt of the Exercise Price, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof.

          5.  Requirements of Law.  The issuance of shares of Common Stock shall
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be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national or foreign securities exchanges as may be appropriate or required, as determined by the Board. Notwithstanding any other provision herein or in the Plan, no share of Common Stock issued upon exercise of this Warrant if such issuance would result in a violation of applicable law, including the federal securities laws and any applicable state or foreign securities laws.

          6.  Governing Law.  THIS WARRANT SHALL BE CONSTRUED AND ENFORCED IN
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ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT
GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION).

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          7.  Amendments and Waivers.  This Agreement may be amended, and the
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Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of JCI.

          8.  Notices.  All notices, requests, demands or other communications
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provided for hereunder shall be in writing and shall be deemed to have been duly given to any party (a) when delivered personally (by courier service or
                    -
otherwise), (b) when delivered by telex and confirmed by receipt of the proper
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telex answerback, (c) five days after being mailed by first class mail, postage
                   -
prepaid (registered or certified mail, return receipt requested), (d) when
                                                                   -
receipt acknowledged, if telecopied, or (e) the next business day after timely
                                         -
delivery to the courier, if sent by overnight air courier guaranteeing next day delivery, at the following addresses (or to such other address as such party may have designated to the other in writing):

          if to the Company, to the Company at :

          3 Boulevard Royal
          2449 Luxembourg
          Luxembourg

          if to JCI, to JCI at:

          Jafra Cosmetics International, Inc.
          2451 Townsgate Road
          Westlake Village, CA 91361
          Attention: General Counsel
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Copies of any notice or other communication given under the Agreement shall also be given to:

               Clayton, Dubilier & Rice, Inc.
               375 Park Avenue
               New York, New York  10152
               Facsimile:  (212) 407-5252
               Telephone:  (212) 407-5200
               Attention:  Donald J. Gogel
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               and

               Debevoise & Plimpton
               875 Third Avenue
               New York, New York  10022
               Facsimile:  (212) 909-6836
               Telephone:  (212) 909-6435
               Attention:  Paul S. Bird, Esq.
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Any party may give any notice or other communication in connection herewith using any other means (including, but not limited to, personal delivery, messenger service, facsimile, telex or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it is actually received by the individual for whom it is intended.

          9.  Term.  This Agreement shall be effective as of the date hereof and
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shall continue in effect thereafter until the date that is six months after the tenth anniversary of the date hereof.

          10.  Severability.  If any provision of this Agreement is inoperative
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or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses, Sec-

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tions or subsections of this Agreement shall not affect the remaining portions of this Agreement.

          11.  Headings.  The headings contained in this Agreement are for
               --------
purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

          12.  Counterparts.  This Agreement may be executed in several
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counterparts, each of which shall be deemed an original and all of which together constitute one and the same instrument.

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          IN WITNESS WHEREOF, each of the undersigned has executed this
Agreement or caused this Agreement to be executed on its behalf as of the date first written above.


                    CDRJ INVESTMENTS (LUX) S.A.



                    By: /s/ David A. Novak
                       --------------------------------
                       Name: David A. Novak
                       Title: Secretary


                    JAFRA COSMETICS INTERNATIONAL, INC.


                    By: /s/ David A. Novak
                       --------------------------------
                       Name: David A. Novak
                       Title: Secretary